POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the year ending December 31, 1996 of UNUM Corporation pursuant to the Securities Exchange Act of 1934 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:


     Signature                            Title               Date
     ---------                            -----               ----



/s/ Gayle O. Averyt                     Director          February 14, 1997
--------------------
     Gayle O. Averyt


/s/ Robert E. Dillon, Jr.               Director          February 14, 1997
--------------------------
     Robert E. Dillon, Jr.


/s/ Gwain H. Gillespie                  Director          February 14, 1997
-----------------------
     Gwain H. Gillespie


/s/ Ronald E. Goldsberry                Director          February 14, 1997
-------------------------
     Ronald E. Goldsberry


/s/ Donald W. Harward                   Director          February 14, 1997
----------------------
     Donald W. Harward

     Signature                            Title               Date
     ---------                            -----               ----



/s/ George J. Mitchell                  Director          February 14, 1997
-----------------------
     George J. Mitchell


/s/ Cynthia A. Montgomery               Director          February 14, 1997
--------------------------
     Cynthia A. Montgomery


/s/ James L. Moody, Jr.                 Director          February 14, 1997
------------------------
     James L. Moody, Jr.


/s/ Lawrence R. Pugh                    Director          February 14, 1997
---------------------
     Lawrence R. Pugh


/s/ Lois Dickson Rice                   Director          February 14, 1997
----------------------
     Lois Dickson Rice


/s/ John W. Rowe                        Director          February 14, 1997
-----------------
     John W. Rowe